Exhibit 99.1

SONIC AUTOMOTIVE, INC. DECLARES QUARTERLY CASH DIVIDEND

CHARLOTTE, N.C. – July 26, 2005 – Sonic Automotive, Inc. (NYSE: SAH), a leader in automotive retailing, today announced that its Board of Directors approved a quarterly dividend of $0.12 per share payable in cash for shareholders of record on September 15, 2005. The dividend will be payable October 15, 2005.

Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is one of the largest automotive retailers in the United States operating 186 franchises and 39 collision repair centers. Sonic can be reached on the Web at www.sonicautomotive.com.

Included herein is a forward-looking statement pertaining to an anticipated cash dividend to shareholders. There are many factors that affect management’s views about future events and trends of the company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005. The company does not undertake any obligation to update forward-looking information.